Exhibit 99.2
Second Quarter Fiscal 2026 October 29, 2025

NEIL BRINKER President and Chief Executive Officer MICK LUCARELI Executive Vice President and Chief Financial Officer KATHY POWERS Vice President, Treasurer, and Investor Relations 2

Forward-Looking Statements 3 This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

Climate Solutions 4 ▪ Delivered 24% revenue growth, including contributions from three acquisitions-AbsolutAire, L.B. White and Climate by Design International –Organic growth of 15%, including a 42% increase in Data Centers ▪ Making substantial progress on North American Data Center capacity expansion –Launched chiller production in Grenada, MS, plan to launch on remaining lines by the end of FY26 –Plan to launch production in Franklin, WI in Q3 FY26 and Jefferson City, MO in Q4 FY26 –Secured site in Grand Prairie, TX to support chillers and modular data centers ▪ Adding significant costs to support capacity expansion, temporarily impacting margins ▪ Launched production of data center products in India and further expanding chiller capacity in the UK ▪ Workstreams are generally on track to deliver 60% data center revenue growth this year and more than $2B of data center revenue in FY28 ▪ Transitioning operations to support high volume production to meet customer demand

Performance Technologies ▪ Performance Technologies revenues down 4%, generally aligned with overall market conditions ▪ Adjusted EBITDA increased 3%, improving the margin by 90 bps –Driven by cost containment and operational efficiencies taken over past quarters including shifting resources to Climate Solutions ▪ Monitoring market conditions, will continue to make adjustments as necessary ▪ Jeremy Patten named President, Performance Technologies, bringing experience with transformational change and an 80/20 mindset 5

Climate Solutions


(In millions)
Net Sales
$366.4
24%
$454.4
Q2 FY25
Q2 FY26

↑ 42% **Data Centers**
- Growth primarily driven by hyperscale and colocation customers across North America and Europe

↑ 25% **HVAC Technologies**
- Recent acquisitions contributed $28M in sales; partially offset by lower IAQ product sales and light preseason heating orders

↑ 2% **Heat Transfer Solutions (HTS)**
- Growth in commercial coolers and coatings demand while coils was flat with the prior year


Adjusted EBITDA & EBITDA Margin*
$78.8
(4%)
$76.0
21.5%
16.7%
Q2 FY25
Q2 FY26

- Q2 FY26 margin was below normal operating levels due to several temporary factors
  - Largest impact from investments in Data Centers for several new facilities and multiple new production lines to support a strong order outlook
  - HVAC Technologies was lower due to product mix with lower preseason heating sales and the three acquisitions are early in the integration and 80/20 phases
  - Prior year commercial pricing settlement with heat pump customers in HTS
- Anticipating a similar margin next quarter, then an increase in Q4 to normal margin levels along with a large increase in Data Center sales

MODINE Engineering a Cleaner, Healthier World

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

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Performance Technologies

(In millions)

Net Sales



$297.5
(4%)
$286.3
Q2 FY25
Q2 FY26

0% Heavy-Duty Equipment

- Higher off-highway sales driven by construction and mining offset by lower GenSet revenue due to dual sourcing

-3% On-Highway Applications

- Lower sales demand for CV products, lower specialty vehicle, bus and continued softness in EV auto demand, partially offset by higher legacy ICE automotive product demand

Adjusted EBITDA & EBITDA Margin*



$41.0
3%
$42.2
13.8%
14.7%
Q2 FY25
Q2 FY26

- Revenue remains impacted by market weakness and the strategic exit from lower-margin business
- 90 bps improvement in adjusted EBITDA margin primarily due to cost reductions and improved operating efficiencies, partially offset by lower sales and temporary tariff impacts
- 80/20 cost reduction actions taken to reorganize the business resulted in nearly $7M lower SG&A expenses
- Anticipating a modest improvement in full year margin

MODINE

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

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Q2 FY25 Q2 FY26 Adjusted EBITDA & EBITDA Margin* Q2 FY25 Q2 FY26 Net Sales Financial Review (In millions) Q2 FY26 Q2 FY25 Net Sales $738.9 $658.0 Gross Profit 164.9 165.6 % of net sales 22.3% 25.2% SG&A expenses 84.2 85.8 % of net sales 11.4% 13.0% Operating Income 73.5 75.3 % of net sales 9.9% 11.4% Adjusted EBITDA* 103.8 99.8 % of net sales 14.0% 15.2% Adjusted EPS* $1.06 $0.97 (In millions) $658.0 $738.9 $99.8 $103.8 ▪ Sales improvement driven primarily by data center growth and HVAC Technologies growth, including recent acquisitions ▪ Gross profit down slightly, on lower margin; driven by data center plant build out costs and temporary operating inefficiencies in CS ▪ SG&A decrease driven by PT cost savings initiatives, partially offset by investments in CS and acquisitions made this year ▪ Adjusted EBITDA growth of 4%, with a 14.0% margin for the quarter ▪ Adjusted EPS increased 9% 15.2% 14.0% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 8

Cash Flow and Metrics Cash Flow and Metrics Q2 FY26 YTD Free Cash Flow ($30 million) Net Debt (as of September 30) $498 million Leverage Ratio (as of September 30) 1.2x Capital Expenditures $59 million ▪ Free cash flow was negative in the quarter, as anticipated; includes a significant inventory build to support future data center delivery schedules and increasing sales, along with our announced capital spending for capacity expansion ▪ Net debt increased $219M from the prior fiscal year end March 31, mostly driven by acquisitions ▪ Leverage ratio remains low at 1.2x, anticipating further reductions by fiscal year end ▪ Balance sheet remains strong to support both organic growth and acquisition initiatives * See appendix for the full GAAP income statement and Non-GAAP reconciliations 9 Modine Maintains Strong Balance Sheet & Liquidity

Fiscal 2026 Outlook Metrics Guidance Comments Net Sales +15% to +20% $2.97B to $3.10B Adjusted EBITDA* $440M to $470M +12% to +20% FY26 Modine Segment Sales Outlook Climate Solutions +35% to +40% Performance Technologies Flat to (7%) * See appendix for the full GAAP income statement and Non-GAAP reconciliations Raising Revenue Outlook and Reaffirming our Earnings Outlook ▪ Raising the expected revenue growth for both segments and reaffirming the earnings outlook ▪ Anticipating revenue growth of 15% to 20% ▪ Raising the Climate Solutions revenue outlook: +35% to +40% ▪ Expecting Climate Solutions data center sales to grow more than 60% this year, with 90% growth in the second half ▪ Raising the Performance Technologies revenue outlook: Flat to (7%); mostly driven by materials and tariff recoveries ▪ Holding adjusted EBITDA outlook; balancing higher revenue while investing in growth ▪ Expecting free cash flow to be 2.5% to 3% of sales, due to the announced data center manufacturing capacity expansion, then quickly returning to normal levels and improving in FY27 ▪ Updated Interest, depreciation and income tax assumptions included in the appendix 10

Appendix 11

GAAP Income Statement 12

Non-GAAP Reconciliations* 13 * See the footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 14

Non-GAAP Reconciliations 15 (a) See the adjusted financial results on slide 13 and related footnotes on slide 14 for additional information regarding these adjustments.

Non-GAAP Reconciliations 16

Non-GAAP Reconciliations 17

Forward-Looking Non-GAAP Financial Measure 18 The Company’s fiscal 2026 guidance includes adjusted EBITDA, which is a non-GAAP financial measure. The full-year fiscal 2026 guidance includes the Company’s estimates for interest expense of approximately $31 to $35 million, a provision for income taxes of approximately $81 to $87 million, and depreciation and amortization expense of approximately $79 to $83 million. The non-GAAP financial measure also excludes certain cash and non-cash expenses or gains. These expenses and gains may be significant and include items such as restructuring expenses (including severance and equipment transfer costs), acquisition and integration costs, impairment charges and certain other items. These expenses for the first six months of fiscal 2026 are presented on slide 13. In connection with the pending termination of its U.S. pension plan, the Company expects to record non-cash pension settlement charges totaling approximately $120 million to $125 million during the second half of fiscal 2026. Estimates of other expenses and gains for the remainder of fiscal 2026 that will be excluded for the non-GAAP financial measure are not available due to the low visibility and unpredictability of these items.